                       LEASE AND SALES LISTING AGREEMENT

     THIS LEASE made as of March 30, 1997, by and between Model Homes, L.L.C., an Illinois limited liability company ("Lessor"), and United Homes, Inc. ("Lessee").

                                  WITNESSETH

     WHEREAS, pursuant to that certain Real Estate Sale Contract dated March 30, 1997 (the "Agreement") Lessee as Seller, sold to Lessor, as Purchaser, the Premises, as that term is hereinafter defined; and

     WHEREAS, Lessee acknowledges that, prior to the date hereof, it has been in full and complete possession of the Premises and is fully aware of the condition of the Premises and all portions thereof, and that this demise is on a strictly "AS IS" basis with no representations, warranties, covenants or agreements as to the condition or state of said Premises or any portion thereof being made by the Lessor.

     NOW, THEREFORE, Lessor and Lessee hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

The following terms shall have the following meanings for all purposes of this
Lease:

"Base Monthly Rent" means as to any parties of the Premises, the amount specified on EXHIBIT A.

"Default Rate" means an amount of interest equal to the lesser of the highest permitted annual interest rate Lessor may charge Lessee or 18% annum.

"Lease Term"  means the period described in Article III.

"Lease Year" shall be defined as a period of twelve (12) consecutive calendar months. The first Lease Year shall begin on the commencement date (as defined in Article III); however, rent payments shall begin being due on the day after the date hereof.

"Lessee" shall mean Lessee and its permitted successors and assigns.

"Premises" means collectively the real property, together with all buildings, structures and site improvements located thereon, at the property listed on EXHIBIT A attached hereto, and all rights, easements and interests appurtenant thereto, including, but not limited to, any street or public ways adjacent to the Premises and any water and mineral rights, to the extent that the same have been conveyed to Lessor by Lessee pursuant to the terms of this Agreement.

"Rent" means the aggregate of all sums becoming due and payable under this Lease from the Lessee whether as Base Monthly Rent, or otherwise.

"Units" means the model units built on the Premises. "Unit" shall mean any one of the Units.


                                  ARTICLE II

                              DEMISE OF PREMISES

In consideration of the rentals and other sums to be paid by Lessee and of the other terms, covenants and conditions on Lessee's part to be kept and performed, Lessor hereby leases to Lessee, and Lessee hereby takes and hires, from Lessor the Premises.


                                  ARTICLE III

                                  LEASE TERM

The Lease Term shall (i) be for five (5) Lease Years (unless sooner terminated as specified herein); (ii) commences as of the first day of the month following the date hereof (unless the date hereof is the first day of a calendar month in which case this Lease will commence as of the date hereof) ("Commencement Date"); and (iii) expire on the earlier of (a) expiration of five (5) Lease Years, or (b) as to any Unit, sale of the Unit by Lessee on behalf of Lessor pursuant to the terms hereof. Notwithstanding said Lease Term, if Lessee, as agent for Lessor has not sold all Units on expiration of the Lease Term, Lessor or Lessee may extend the term of the Lease of two (2) successive one (1) year periods.


                                  ARTICLE IV

                                    RENTAL

Lessee agrees to pay to Lessor, or to such other person or entity as Lessor may from time-to-time direct, without demand, deduction, set-off or abatement at such place as Lessor, by notice in writing to Lessee from time to time may direct, Base Monthly Rent in advance in monthly installments on the first day of each calendar month of the Lease Term. One thirtieth (1/30th) of each monthly payment shall be due and payable for each day of any portion of a month less than a full month, and shall be payable on the first day of such partial month. If Base Monthly Rent is not paid prior to the tenth (10th) day of any calendar month during the Lease Term, a late fee equal to 5% of the then due amount may be charged by Lessor to Lessee, such sum to be due and payable immediately upon receipt by Lessee of an invoice for the same from Lessor.

                                   ARTICLE V

                            RENTAL TO BE NET TO LESSOR

Lessee recognized and acknowledges, without limiting the generality of any other term or provision of this Lease, that it is the intent of the parties hereto that the Base Monthly Rent to be paid by Lessee to Lessor shall be absolutely net to Lessor; and any and all charges, assessments, impositions and expenses pertaining to or levied against the Premises and any and all portions thereof, including, without limiting the generality of the foregoing, and any all taxes, assessments, general or special, water rates, license fees, fuel costs, steam costs, insurance premiums, utility bills, costs of repair, maintenance (structural or otherwise), operation and restoration of the Premises (including all improvements now or hereafter made thereon and any and every part thereof), shall be the sole and absolute obligations of and paid by Lessee as Lessee's sole and exclusive cost and expense, all as herein and elsewhere more particularly set forth.


                                  ARTICLE VI

                             TAXES AND ASSESSMENTS

(a) Lessee shall pay, as the same become due and prior to delinquency, all taxes and assessments which may be levied, assessed, imposed, or become liens on the Premises or which arose out of the use or occupancy of the Premises (the "Taxes").

(b) Lessee shall have the right to contest, in good faith and with due diligence, the validity or amount of any Taxes levied or assessed against the Premises by appropriate legal proceedings which shall have the effect of preventing the collection of the Taxes so contested.


                                  ARTICLE VII

                                   UTILITIES

Lessee shall contract, in its own name, for and pay when due, all charges in connection or use of water, gas, electricity, telephone, garbage collection, sewer use and other utility services supplied to the Premises during the Lease Term. Under no circumstances shall Lessor be responsible or liable for any interruption, termination or the lack or quality of any utility service.

                                 ARTICLE VIII

                                   INSURANCE

Lessee shall maintain, at its sole cost and expense, the following types and amounts of insurance insuring Lessee, and naming as additional insureds Lessor, and the holder(s) of any mortgage or deed of trust encumbering the Premises (which insurance may be included under a blanket insurance policy if all the other terms hereof are satisfied), in addition to such other insurance as Lessor may from time-to-time reasonably require:

(a) Insurance against loss, damage or destruction by fire and other casualty, including theft, vandalism and malicious mischief, flood (if the Premises are in a flood hazard area), all matters covered by a standard extended coverage endorsement insuring the Premises, and all improvements thereon for 100% of their full replacement cost. Any insurance policy or policies shall designate Lessor and Lessee as the named insureds as their interest may appear and shall be payable as set forth herein.

(b) Comprehensive public liability and property damage insurance, against bodily injury liability, property damage liability, including, without limitation, any liability arising out of the ownership, maintenance, repair, condition or operation of the Premises or adjoining ways, streets or sidewalks. Such insurance policy shall be in amounts of not less than $1,000,000 per injury and occurrence with respect to any insured liability, whether for personal injury or property damage.


                                  ARTICLE IX

                              COMPLIANCE WITH LAWS

(a) Lessee's use and occupation of the Premises shall not be in violation of any governmental requirement, law, ordinance, statute, ruling or the like applicable to the Lessee, the Premises or the use thereof, including without limitation, any local state, or federal environmental requirement, law, ordinance, statute or ruling related to Hazardous Substances (as hereinafter defined). Lessee shall, at Lessee's sale cost and expense, also comply with all applicable directions, rules and regulations of the fire marshal, health officers, building inspector or other proper officers of any governmental agency having jurisdiction.

(b) Lessee shall not create, store or release or allow the creation, storage or release of any Hazardous Substances on the Premises. "Hazardous Substances" shall mean: Any substance or material on the Premises defined or designated as hazardous or toxic waste, hazardous or toxic materials, a hazardous or toxic substance, or other similar term by any federal, state or local environmental statute, regulation or ordinance presently in effect.

                                   ARTICLE X

                                  MAINTENANCE

(a) Lessee hereby accepts the Premises "AS IS," with no representation or warranty of Lessor as to the condition thereof.

(b) Lessee shall at all times, at its sole cost and expense, maintain and repair, as necessary, the Premises.


                                   ARTICLE XI

                                   ALTERATIONS

Lessee shall not commit actual or constructive waste upon the Premises, but may alter the exterior and interior elements of the Premises in any manner without the prior written consent of Lessor. Any work at any time commenced by Lessee on the Premises shall be prosecuted diligently to completion, shall be of good workmanship and materials and shall comply fully with all the terms of this Lease.


                                   ARTICLE XII

                                 INDEMNIFICATION

Lessee shall indemnify and hold harmless Lessor from and against any and all claims, demands, causes of action, suits, proceedings, liabilities, damages, losses, costs and expenses, including attorneys' fees, caused by, incurred or resulting from its operation or sale of or relating in any manner to the Premises, whether relating to their original design or construction, latent defects, alteration, maintenance, use by Lessee or any person thereon, supervision or otherwise, or from any breach of, default under or failure to perform any term or provision of this agreement by Lessee, its officers, employees, agents or other persons. It is expressly understood that Lessee's obligations under this Article shall survive the expiration or earlier termination of this Lease.


                                   ARTICLE XIII

                                  QUIET ENJOYMENT

So long as Lessee shall pay rental and other sums herein provided and shall keep and perform all of the terms, covenants and conditions on its part therein contained, Lessor covenants that Lessee, subject to Lessor's rights herein, shall have the right to the peaceful and quiet use and occupancy of the Premises.

                                  ARTICLE XIV

                          CONDEMNATION OR DESTRUCTION

(a) In case of a taking of all or any part of the Premises or commencement of any proceedings or negotiations which might result in a taking, for any public or quasi-public purpose by any lawful power or authority by exercise of the right of condemnation or eminent domain or by agreement between Lessor, Lessee and those authorized to exercise such right ("Taking"), Lessee will promptly give written notice thereof to Lessor, generally describing the nature and extent of such Taking.

(b) In the event of (i) a Taking; or (ii) of damage or destruction to all or any part of the Premises, all awards, compensation or damages up to the amount designated on EXHIBIT A as to each Unit shall be paid to Lessor, and the remaining sum shall be paid to Lessee. Upon payment to Lessor of the indicated amount this Lease shall terminate as to that Unit, and the Base Annual Rental shall be reduced by 10% of the amount paid to Lessor.


                                  ARTICLE XV

                              DEFAULT AND REMEDIES

(a) Each of the following shall be deemed a breach of this Lease and a default ("Default") by Lessee:

     (i) If any Rent due remains unpaid for ten (10) days after notice of non-payment from the Lessor;

     (ii) If Lessee becomes insolvent, performs any act of bankruptcy or is not generally paying its debts as the same become due.

     (iii) If Lessee breaches any covenant or obligation set forth herein, which breach is not cured within 30 days after receipt of written notice from Lessor specifying the breach.

(b) In the event of any breach or default and failure by Lessee to cure said default as provided herein, Lessor shall be entitled to exercise, at its option, concurrently, successively or in any combination, all remedies available at law or in equity.

(c) In addition, in the event of any Default by Lessee, Lessor may, but shall not be obligated to, immediately or at any time thereafter, and without notice, except as required herein, correct such Default for the account and at the expense of Lessee. Any sum or sums so paid by Lessor, together with interest at the Default Rate and all costs and damages, shall be deemed to be additional Rent hereunder and shall be immediately due from Lessee to Lessor.

                                   ARTICLE XVI

                            MORTGAGE AND SUBORDINATION

(a) Lessee shall keep the Premises, and Lessor's interest therein, free from any liens for work performed, materials furnished or obligations incurred by Lessee. If any such lien shall at any time be filed, Lessee shall cause the same to be vacated and canceled of record within forty-five (45) days after the date of filing thereof. If Lessee shall fail to vacate, contest or release such lien in the manner and within the time period aforesaid, such failure shall be a Default, and in addition to all other rights and remedies available to Lessor resulting therefrom, Lessor may, but shall not be under any obligation to, vacate or release said lien either by paying the amount claimed to be due, or by procuring the release of such lien by giving security or in such other manner as may be prescribed by law. Lessee shall reimburse Lessor, upon demand, all sums disbursed or deposited by Lessor pursuant to the foregoing provisions of this paragraph, including Lessor's costs and expenses and reasonable attorneys' fees incurred in connection therewith, with interest thereon at the Default Rate.

(b) NOTICE IS HEREBY GIVEN THAT LESSEE IS NOT AUTHORIZED TO PLACE ANY LIEN, MORTGAGE, DEED OR TRUST OR ENCUMBRANCE OF ANY KIND UPON ALL OR ANY PART OF THE PREMISES OR LESSEE'S LEASEHOLD INTEREST THEREIN, (SAVE AND EXCEPT FOR PURCHASE MONEY LIENS ON PERSONAL PROPERTY AND/OR FIXTURES) AND ANY SUCH PURPORTED TRANSACTIONS HALL BE VOID UNLESS LESSOR SHALL FIRST CONSENT IN WRITING TO EACH SAID ENCUMBRANCE, WHICH CONSENT SHALL BE IN LESSOR'S SOLE DISCRETION.


                                  ARTICLE XVII

                            ASSIGNMENT AND SUBLETTING

(a) Lessor shall not have the right to sell or convey the Premises subject to this Lease or to assign the right, title and interest as Lessor under this lease, in whole or in part.

(b) Lessee acknowledges that ad an inducement to enter into this lease, Lessor has relied both on the business experience and creditworthiness of Lessee and the particular purpose for which lessee intends to use the Premises, therefore, Lessee shall not assign this Lease or any interest therein, or sublet all or part of the Premises, other than to an entity affiliated with Lease.


                                 ARTICLE XVIII

                            SALES LISTING AGREEMENT

(a) Lessor agrees that Lessee shall be the exclusive listing agent for the Units during the Lease Term at all times and that Lessee may list for sale and sell any of the Units at any time during the Lease Term. Such sale shall be on any terms and conditions and at a sales price acceptable to and determined by Lessee. Lessee shall receive a sales commission on each sale equal to the greater of 1 1/2% of the sales price of said Unit or the amount required to pay out as commissions on the sale.

(b) On any sale Lessor shall pay, at closing, standard title, transfer tax, closing and sale charged and fees paid by Sellers of residential property.

(c) Notwithstanding (a) and (b) above, Lessee hereby guarantees that upon the sale of any Unit, Lessor will receive, after payment of all items described in
(a) and (b) above no less than the Appraised Value specified for that Unit on EXHIBIT A attached hereto. Any sales proceeds (after payment of commissions, fees, and costs) in excess of the Appraised Value shall be paid to Lessor.

(d) At the closing of any Unit, Lessor will execute any and all documents, including, but not limited to, a deed, bill of sale, affidavit of title, ALTA statement, and any other documents necessary to complete the sale of the Unit.


                                  ARTICLE XIX

                                    NOTICES

All notices, demands, requests, consents, approvals or other instruments required or permitted to be given by either party pursuant to this lease shall be in writing and shall be deemed to have properly given if sent by either (i) registered or certified mail, postage prepaid; or (ii) by a recognized national overnight courier service (e.g. Federal Express) with instructions and payment for next business day delivery, to the parties at the addresses set forth on the signature page, hereof and/or to such other address as either party may give notice pursuant to this section from time-to-time. All notices shall be deemed received and effective on the first to occur of the following: (i) delivery;
(ii) refusal of delivery; or (iii) the third business day after posting or delivery to the courier service.


                                   ARTICLE XX

                              WAIVER OF AMENDMENT

No provision of this Lease shall be deemed waived or amended excepted by a written instrument signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion. The parties hereto acknowledge that Units will be deleted from coverage of this Lease as such Units are sold, and that certain new Units may be added to the coverage of this Lease, by amending EXHIBIT A to include such new Units.

                                  ARTICLE XXI

                                 JOINT VENTURE

None of the agreements contained herein, is intended, nor shall the same be deemed or construed to create a partnership between Lessor and Lessee, to make them joint venturers, nor to make Lessor in anyway responsible for the debts or losses of Lessee.


                                  ARTICLE XXII

                                    HEADINGS

Captions are used throughout this Lease for convenience of reference only and shall not be considered in any manner in the construction or interpretation hereof.


                                 ARTICLE XXIII

                                  SEVERABILITY

The provisions of this Lease shall be deemed severable. If any part of this Lease shall be held unenforceable by any court of competent jurisdiction, the remainder shall remain in full force and effect, and such unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed herein.


                                  ARTICLE XXIV

                                 ATTORNEYS' FEES

In the event of any judicial or other adversarial proceeding between the parties concerning this lease, to the extent permitted by law, the prevailing party shall be entitled to recover all of its reasonable attorney's fees and other costs in addition to any other relief to which it may be entitled.


                                  ARTICLE XXV

                       ENTIRE AGREEMENT AND INCORPORATION

This Lease, and any other instruments or agreements referred to herein, constitute the entire agreement between the parties with respect to the subject latter hereof, and there are no other representations, warranties or agreements except as herein provided. Each and every of the recitals set forth on page 1 are hereby incorporated as if fully re-written.

                                     XXVII

                                  COUNTERPARTS

This Lease may be executed in one or more counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF, Lessor and Lessee have entered into this Lease as of the year and day first above written.



LESSEE:                                LESSOR:

UNITED HOMES, INC.                     MODEL HOMES, L.L.C.



By: __________________________         By:  __________________________
    2100 Golf Road                          2100 Golf Road
    Suite 110                               Suite 110
    Rolling Meadows, IL 60008               Rolling Meadows, IL 60008
    Attn: David Feltman                     Attn: William J. Crock, Jr.

                                  EXHIBIT A


SUBDIVISION                  MODEL            LOT    MODEL                     APPRAISAL       LOAN
   NAME                      TYPE            NUMBER  ADDRESS                     VALUE         VALUE
-----------                  -----           ------  -------                   ---------     ---------
ILLINOIS
Bristol Park, Tinley Park    Ash               198   7817 Bristol Park Drive  $  170,000    $  127,500
Bristol Park, Tinley Park    Birch             198   7815 Bristol Park Drive  $  166,000    $  124,500
Bristol Park, Tinley Park    Cypress           198   7813 Bristol Park Drive  $  173,000    $  129,750
Bristol Park, Tinley Park    Dogwood - Alt.    198   7811 Bristol Park Drive  $  198,000    $  148,500
Harvest Run, Crystal Lake    Brittany 9013B    102   1232 Barlina Drive       $  240,000    $  180,000
Harvest Run, Crystal Lake    Dover 9904C       101   1224 Barlina Drive       $  340,000    $  255,000
Royal Hill, Algonquin        Devonshire       9810C  499 Flora Drive          $  238,000    $  178,500
Royal Hill, Algonquin        Normandy         9813C  509 Flora Drive          $  236,000    $  177,000
Royal Hill, Algonquin        Barrister        9823C  519 Flora Drive          $  265,000    $  198,750
Royal Hill, Algonquin        Cambridge        9802B  410 Flora Drive          $  202,000    $  151,500

ARIZONA
Red Dog Ranch, Cave Creek    2700 Expanded    Lot 30 41515 Canyon Spring Dr.  $  337,500    $  253,125
Red Dog Ranch, Cave Creek    3500 Expanded    Lot 31 5722 Ironwood Bluff      $  323,500    $  242,625
Lindsay Meadows              2402 A           Lot 28 765 E. Orchid            $  190,000    $  142,500
Lindsay Meadows              2592C            Lot 29 755 E. Orchid            $  190,000    $  142,500
Lindsay Meadows              3320B            Lot 30 745 E. Orchid            $  225,000    $  168,750
Lindsay Meadows                               Lot 31 735 E. Orchid            $  233,000    $  174,750
Sub-Total Page 1                                                              $3,727,000    $2,795,250

MICHIGAN
Bayberry Farms, Wyoming      Monarch            2    5613 Bayberry Farms Dr.  $  145,500    $  109,125
Bayberry Farms, Wyoming      Fawn               3    5621 Bayberry Farms Dr.  $  147,000    $  110,250
Quail Meadows, Kalamazoo                        1    2134 Quail Run Drive     $  155,000    $  116,250
Quail Meadows, Kalamazoo                        1A   2074 Quail Cove Dr.      $  164,000    $  123,000
Quail Meadows, Kalamazoo                        2    2124 Quail Run Drive     $  175,000    $  131,250
Quail Meadows, Kalamazoo                        2A   2070 Quail Cove Dr.      $  148,000    $  111,000
Sub-Total Page 2                                                              $  934,500    $  700,875

     CURRENTLY FINANCED                                                       $4,661,500.00 $3,496,125.00

                                                                                                         15% ANNUAL
                                                                                                         RETURN ON
                                                                                                            CASH
                                                                                                         INVESTMENT    TOTAL
SUBDIVISION                  MODEL            LOT    MODEL                    MONTHLY DEBT    CASH       (REFLECTED   MONTHLY
   NAME                      TYPE            NUMBER  ADDRESS                   P&I PAYMENT  INVESTMENT    MONTHLY)   BASE RENT
-----------                  -----           ------  -------                  ------------  ----------   ----------  ---------
ILLINOIS
Bristol Park, Tinley Park    Ash               198   7817 Bristol Park Drive   $   991.69   $ 25,500    $  318.75   $ 1,310.44
Bristol Park, Tinley Park    Birch             198   7815 Bristol Park Drive   $   968.35   $ 24,900    $  311.25   $ 1,279.60
Bristol Park, Tinley Park    Cypress           198   7813 Bristol Park Drive   $ 1,009.19   $ 25,950    $  324.38   $ 1,333.57
Bristol Park, Tinley Park    Dogwood - Alt.    198   7811 Bristol Park Drive   $ 1,155.02   $ 29,700    $  371.25   $ 1,526.27
Harvest Run, Crystal Lake    Brittany 9013B    102   1232 Barlina Drive        $ 1,400.03   $ 36,000    $  450.00   $ 1,850.03
Harvest Run, Crystal Lake    Dover 9904C       101   1224 Barlina Drive        $ 1,983.37   $ 51,000    $  637.50   $ 2,620.87
Royal Hill, Algonquin        Devonshire       9810C  499 Flora Drive           $ 1,388.36   $ 35,700    $  446.25   $ 1,834.61
Royal Hill, Algonquin        Normandy         9813C  509 Flora Drive           $ 1,376.69   $ 35,400    $  442.50   $ 1,819.19
Royal Hill, Algonquin        Barrister        9823C  519 Flora Drive           $ 1,545.86   $ 39,750    $  496.88   $ 2,042.74
Royal Hill, Algonquin        Cambridge        9802B  410 Flora Drive           $ 1,178.36   $ 30,300    $  378.75   $ 1,557.11

ARIZONA
Red Dog Ranch, Cave Creek    2700 Expanded    Lot 30 41515 Canyon Spring Dr.   $ 1,991.34   $ 50,625    $  632.81   $ 2,624.15
Red Dog Ranch, Cave Creek    3500 Expanded    Lot 31 5722 Ironwood Bluff       $ 1,908.74   $ 48,525    $  606.56   $ 2,515.30
Lindsay Meadows              2402 A           Lot 28 765 E. Orchid             $ 1,033.23   $ 28,500    $  356.25   $ 1,389.48
Lindsay Meadows              2592C            Lot 29 755 E. Orchid             $ 1,033.23   $ 28,500    $  356.25   $ 1,389.48
Lindsay Meadows              3320B            Lot 30 745 E. Orchid             $ 1,223.56   $ 33,750    $  421.88   $ 1,645.44
Lindsay Meadows                               Lot 31 735 E. Orchid             $ 1,267.06   $ 34,950    $  436.88   $ 1,703.94
Sub-Total Page 1                                                               $ 8,457.16   $559,050    $6,988.14   $28,442.22

MICHIGAN
Bayberry Farms, Wyoming      Monarch            2    5613 Bayberry Farms Dr.   $   848.77   $ 21,825    $  272.81   $ 1,121.58
Bayberry Farms, Wyoming      Fawn               3    5621 Bayberry Farms Dr.   $   857.52   $ 22,050    $  275.63   $ 1,133.15
Quail Meadows, Kalamazoo                        1    2134 Quail Run Drive      $   873.35   $ 23,250    $  290.63   $ 1,163.98
Quail Meadows, Kalamazoo                        1A   2074 Quail Cove Dr.       $   924.06   $ 24,600    $  307.50   $ 1,231.56
Quail Meadows, Kalamazoo                        2    2124 Quail Run Drive      $   986.04   $ 26,250    $  328.13   $ 1,314.17
Quail Meadows, Kalamazoo                        2A   2070 Quail Cove Dr.       $   833.91   $ 22,200    $  277.50   $ 1,111.41
Sub-Total Page 2                                                               $ 5,323.65   $140,175    $1,752.20   $ 7,075.85

     CURRENTLY FINANCED                                                        $13,780.81   $699,225.00 $8,740.34   $35,518.07

                           REAL ESTATE SALE CONTRACT
              (CONDOMINIUM TOWNHOME AND SINGLE FAMILY MODEL UNITS)



1. Model Homes, L.L.C. ("Purchaser") agrees to purchase at a price of $4,661,500 on the terms set forth herein, the following described real estate (certain model condominium, townhome and single family units) in the locations set forth on EXHIBIT B (collectively the "Property").

     See Exhibit A for legal descriptions



commonly known as, see EXHIBIT B for common address, each being either a condominium unit which may be subject to a condominium association, along with an interest in the Common Elements, appurtenant to such units, a townhome unit, which may be subject to a townhome association, or a single family home which may be subject to a homeowners association together with the following property presently located thereon: (a) doors and windows; (b) wall-to-wall, hallway and stair carpeting; (c) electric, plumbing and other attached fixtures as installed. No personal property, furniture, office equipment, artwork, or fixtures not permanently attached are included in this sale.

2. United Homes, Inc. (Seller) agrees to sell the real estate and the property, if any, described above at the price and terms set forth herein, and to convey or cause to be conveyed to Purchaser by a recordable warranty deed (or if applicable, trustee's deed), with release of homestead rights, and a proper bill of sale, subject only to: (a) covenants, conditions and restrictions of record; (b) public and utility easements and visible roads and highways, if any;
(c) party wall rights and agreements, if any; (d) the lease to be entered into between Seller and Purchaser; (e) special taxes or assessments for improvements not yet completed; (f) any unconfirmed special tax or assessment; (g) installments not due at the date hereof of any special tax or assessment for improvements heretofore completed; (h) mortgage or trust deed specified below, if any; (i) general taxes for the year 1996 and subsequent years including taxes which may accrue by reason of new or additional improvements during the year(s)1996; (j) Association Documents (as defined below); (k) a mortgage lien securing a debt in the amount specified; and (l) exceptions shown on title commitment approved by Purchaser.

3. Purchaser has paid $100.00 as earnest money to be applied on the purchase price, and agrees to pay or satisfy the balance of the purchase price, plus or minus prorations, at the time of closing as follows:

(a) The payment of $699,225.00 in cash, earnest money being returned to Purchaser at closing (see Exhibit B for allocation to individual lots).

(b) Execution of a promissory note in the original principal amount of $466,150.00, which rate shall bear interest at 10%, and shall be in the form of EXHIBIT C attached hereto; and

(c) Acceptance of the Property subject to a mortgage, or deed of trust lien, securing a loan in the original amount specified on EXHIBIT B, as to each unit listed thereon.

4.   The time of closing shall be on March 30, 1997.

5. Seller shall retain possession of the Property pursuant to a lease agreement executed by and between Seller and Purchaser.

6.   Seller agrees to pay a broker's commission to: N/A

7. The earnest money shall be held by Seller for the mutual benefit of the parties.

8. Seller agrees to maintain possession of the real estate in the same condition as it is at the date of this contract, ordinary wear and tear excepted.

9. Purchaser hereby acknowledges receipt from Seller of the following documents and information relating to units of the Property: (a)
Condominium/Townhome/Homeowners Declaration, (b) By-Laws of
Condominium/Townhome/Homeowners Association, (c) the proposed or current budget of the Condominium/Townhome/Homeowners Association, and (d) floor plan of the units (collectively the "Association Documents"). Seller reserves the right to change or amend any of the Association Documents.

This contract is subject to the Conditions and Stipulations set forth on the two following pages, which Conditions and Stipulations are made a part of this contract.

DATED          March 30, 1997

PURCHASER      Model Homes, L.L.C.        (ADDRESS) 2100 Golf Road, Suite 110
                                                    Rolling Meadows IL 60008

               By: ____________________________

SELLER         United Homes, Inc.         (ADDRESS) 2100 Golf Road, Suite 110
                                                    Rolling Meadows IL 60008
               By: ____________________________

                          CONDITIONS AND STIPULATIONS

1. Seller shall deliver or cause to be delivered to Purchase or Purchaser's's agent, not less than 5 days prior to the time of closing, a title commitment for an owner's title insurance policy issued by the Chicago Title Insurance Company in the amount of the purchase price, covering title to the real estate on or after the date hereof, showing title in the intended grantor subject only to (a) the general exceptions contained in the policy unless the real estate is improved with a single family dwelling or an apartment building of four or fewer residential units. (b) the title exceptions set forth above, and (c) title exceptions pertaining to liens or encumbrances of a definite or ascertainable amount which may be removed by the payment of money at the time of closing and which the seller may so remove at that time by using the funds to be paid upon the delivery of the deed (all of which are herein referred to as the permitted exceptions). The title commitment shall be conclusive evidence of good title as therein shown as to all matters insured by the policy, subject only to the exceptions as therein stated. Seller also shall furnish Purchaser an affidavit of title in customary form covering the date of closing and showing title in Seller subject only to the permitted exceptions in foregoing items (b) and (c) unpermitted exceptions, if any, as to which the title insurer commits to extend insurance in the manner specified in paragraph 2 below.

2. lf the title commitment discloses unpermitted exceptions. Seller shall have 30 days from the date of delivery thereof to have the exceptions removed from the commitment or to have the title insurer commit to insure against loss or damage that may be occasioned by such exceptions, and, in such event, the time of closing shall be 35 days after delivery of the commitment or the time specified in paragraph 5 on the front page hereof, whichever is later. If Seller fails to have the exceptions removed, or in the alternative, to obtain the commitment for title insurance specified above as to such exceptions within the specified time. Purchaser may terminate this contract or may elect. Upon notice to Seller within 10 days after the expiration of the 30-day period. to take title as it then is with the right to deduct from the purchase price liens or encumbrances of a definite or ascertainable amount. If Purchaser does not so elect, this contract shall become null and void without further actions of the parties.

3. There shall be no prorations as Seller will execute a "net" lease at or prior to closing. Seller shall pay the amount of any stamp tax imposed by State law on the transfer of the title, and shall furnish a completed real estate Transfer Declaration signed by the Seller or the Seller's agent in the form required pursuant to the Real Estate transfer Tax Act of the State of Illinois and shall furnish any declaration signed by the Seller or the Seller's agent or meet other requirements as established by any local ordinance with regard to a transfer or transaction tax; such tax required by local ordinance shall be paid by the party upon whom such ordinance places responsibility therefor.

4. The provisions of the Uniform Vendor and Purchaser Risk Act (If the State of Illinois shall be applicable to this contract).

5. This Contract may be terminated by either party prior to closing by payment to the other party of actual costs incurred by the non-terminating party.

6. At the election of Seller or Purchaser upon notice to the other party not less than 5 days prior to the time of closing this sale shall be closed through an escrow with Chicago Title and Trust Company. in accordance with the general provisions of the usual form of Deed and Money Escrow Agreement then in use by Chicago Title and Trust Company with such special provisions inserted in the escrow agreement as may be required to conform with this contract. Upon the creation of such an escrow, anything herein to the contrary notwithstanding, payment of purchase price and delivery of deed shall be made through the escrow and this contract and the earnest money shall be deposited in the escrow. The cost of the escrow shall be divided equally between Seller and Purchaser.

7.   Time is of the essence of this contract.

8. All notices herein required shall be in writing and shall be served on the parties at the addresses following their signatures. The mailing of a notice by registered or certified mail, return receipt requested, shall be sufficient service.

9. Purchaser and Seller hereby agree to make all disclosures and do all things necessary to comply with the applicable provisions of the Real Estate Settlement Procedures Act of 1974. In the event that either party shall fail to make appropriate disclosure when asked, such failure shall be considered a breach on the part of said party.

10. Seller represents that he is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code and is therefore exempt from the withholding requirements of said Section. Seller will furnish Purchaser at closing the Exemption Certification set forth in said Section.

11. A condition to this Contract is the execution by Seller and Purchaser of a "Lease and Sale Listing Agreement" acceptable to Seller and Purchaser.

12. Seller hereby grants to Purchaser a first right to acquire model homes constructed by Seller in Arizona, Michigan and Illinois, to the extent Seller discusses to sell such Units. Seller shall notify Purchaser of its intent to sell new model units, along with all information provided on EXHIBIT B attached hereto, and Purchaser shall, within ten (10) days thereafter elect to purchase said units or waive its right as provided herein.

                                   EXHIBIT B


SUBDIVISION                  MODEL            LOT    MODEL                     APPRAISAL       LOAN
   NAME                      TYPE            NUMBER  ADDRESS                     VALUE         VALUE
-----------                  -----           ------  -------                   ---------     ---------
ILLINOIS
Bristol Park, Tinley Park    Ash               198   7817 Bristol Park Drive  $  170,000    $  127,500
Bristol Park, Tinley Park    Birch             198   7815 Bristol Park Drive  $  166,000    $  124,500
Bristol Park, Tinley Park    Cypress           198   7813 Bristol Park Drive  $  173,000    $  129,750
Bristol Park, Tinley Park    Dogwood - Alt.    198   7811 Bristol Park Drive  $  198,000    $  148,500
Harvest Run, Crystal Lake    Brittany 9013B    102   1232 Barlina Drive       $  240,000    $  180,000
Harvest Run, Crystal Lake    Dover 9904C       101   1224 Barlina Drive       $  340,000    $  255,000
Royal Hill, Algonquin        Devonshire       9810C  499 Flora Drive          $  238,000    $  178,500
Royal Hill, Algonquin        Normandy         9813C  509 Flora Drive          $  236,000    $  177,000
Royal Hill, Algonquin        Barrister        9823C  519 Flora Drive          $  265,000    $  198,750
Royal Hill, Algonquin        Cambridge        9802B  410 Flora Drive          $  202,000    $  151,500

ARIZONA
Red Dog Ranch, Cave Creek    2700 Expanded    Lot 30 41515 Canyon Spring Dr.  $  337,500    $  253,125
Red Dog Ranch, Cave Creek    3500 Expanded    Lot 31 5722 Ironwood Bluff      $  323,500    $  242,625
Lindsay Meadows              2402 A           Lot 28 765 E. Orchid            $  190,000    $  142,500
Lindsay Meadows              2592C            Lot 29 755 E. Orchid            $  190,000    $  142,500
Lindsay Meadows              3320B            Lot 30 745 E. Orchid            $  225,000    $  168,750
Lindsay Meadows                               Lot 31 735 E. Orchid            $  233,000    $  174,750
Sub-Total Page 1                                                              $3,727,000    $2,795,250

MICHIGAN
Bayberry Farms, Wyoming      Monarch            2    5613 Bayberry Farms Dr.  $  145,500    $  109,125
Bayberry Farms, Wyoming      Fawn               3    5621 Bayberry Farms Dr.  $  147,000    $  110,250
Quail Meadows, Kalamazoo                        1    2134 Quail Run Drive     $  155,000    $  116,250
Quail Meadows, Kalamazoo                        1A   2074 Quail Cove Dr.      $  164,000    $  123,000
Quail Meadows, Kalamazoo                        2    2124 Quail Run Drive     $  175,000    $  131,250
Quail Meadows, Kalamazoo                        2A   2070 Quail Cove Dr.      $  148,000    $  111,000
Sub-Total Page 2                                                              $  934,500    $  700,875
     CURRENTLY FINANCED                                                       $4,661,500.00 $3,496,125.00

                                                                                                         15% ANNUAL
                                                                                                         RETURN ON
                                                                                                            CASH
                                                                                                         INVESTMENT    TOTAL
SUBDIVISION                  MODEL            LOT    MODEL                    MONTHLY DEBT    CASH       (REFLECTED   MONTHLY
   NAME                      TYPE            NUMBER  ADDRESS                   P&I PAYMENT  INVESTMENT    MONTHLY)   BASE RENT
-----------                  -----           ------  -------                  ------------  ----------   ----------  ---------
ILLINOIS
Bristol Park, Tinley Park    Ash               198   7817 Bristol Park Drive   $   991.69   $ 25,500    $   318.75   $ 1,310.44
Bristol Park, Tinley Park    Birch             198   7815 Bristol Park Drive   $   968.35   $ 24,900    $   311.25   $ 1,279.60
Bristol Park, Tinley Park    Cypress           198   7813 Bristol Park Drive   $ 1,009.19   $ 25,950    $   324.38   $ 1,333.57
Bristol Park, Tinley Park    Dogwood - Alt.    198   7811 Bristol Park Drive   $ 1,155.02   $ 29,700    $   371.25   $ 1,526.27
Harvest Run, Crystal Lake    Brittany 9013B    102   1232 Barlina Drive        $ 1,400.03   $ 36,000    $   450.00   $ 1,850.03
Harvest Run, Crystal Lake    Dover 9904C       101   1224 Barlina Drive        $ 1,983.37   $ 51,000    $   637.50   $ 2,620.87
Royal Hill, Algonquin        Devonshire       9810C  499 Flora Drive           $ 1,388.36   $ 35,700    $   446.25   $ 1,834.61
Royal Hill, Algonquin        Normandy         9813C  509 Flora Drive           $ 1,376.69   $ 35,400    $   442.50   $ 1,819.19
Royal Hill, Algonquin        Barrister        9823C  519 Flora Drive           $ 1,545.86   $ 39,750    $   496.88   $ 2,042.74
Royal Hill, Algonquin        Cambridge        9802B  410 Flora Drive           $ 1,178.36   $ 30,300    $   378.75   $ 1,557.11

ARIZONA
Red Dog Ranch, Cave Creek    2700 Expanded    Lot 30 41515 Canyon Spring Dr.   $ 1,991.34   $ 50,625    $   632.81   $ 2,624.15
Red Dog Ranch, Cave Creek    3500 Expanded    Lot 31 5722 Ironwood Bluff       $ 1,908.74   $ 48,525    $   606.56   $ 2,515.30
Lindsay Meadows              2402 A           Lot 28 765 E. Orchid             $ 1,033.23   $ 28,500    $   356.25   $ 1,389.48
Lindsay Meadows              2592C            Lot 29 755 E. Orchid             $ 1,033.23   $ 28,500    $   356.25   $ 1,389.48
Lindsay Meadows              3320B            Lot 30 745 E. Orchid             $ 1,223.56   $ 33,750    $   421.88   $ 1,645.44
Lindsay Meadows                               Lot 31 735 E. Orchid             $ 1,267.06   $ 34,950    $   436.88   $ 1,703.94
Sub-Total Page 1                                                               $ 8,457.16   $559,050    $ 6,988.14   $28,442.22

MICHIGAN
Bayberry Farms, Wyoming      Monarch            2    5613 Bayberry Farms Dr.   $   848.77   $ 21,825    $   272.81   $ 1,121.58
Bayberry Farms, Wyoming      Fawn               3    5621 Bayberry Farms Dr.   $   857.52   $ 22,050    $   275.63   $ 1,133.15
Quail Meadows, Kalamazoo                        1    2134 Quail Run Drive      $   873.35   $ 23,250    $   290.63   $ 1,163.98
Quail Meadows, Kalamazoo                        1A   2074 Quail Cove Dr.       $   924.06   $ 24,600    $   307.50   $ 1,231.56
Quail Meadows, Kalamazoo                        2    2124 Quail Run Drive      $   986.04   $ 26,250    $   328.13   $ 1,314.17
Quail Meadows, Kalamazoo                        2A   2070 Quail Cove Dr.       $   833.91   $ 22,200    $   277.50   $ 1,111.41
Sub-Total Page 2                                                               $ 5,323.65   $140,175    $ 1,752.20   $ 7,075.85
     CURRENTLY FINANCED                                                        $13,780.81   $699,225.00 $ 8,740.34   $35,518.07